                         Mahoning National Bancorp, Inc.
                                    Form 10-Q

                                   Item 6 (a)
                                 Exhibit 10 (k)

                    1997 Amendment to Supplemental Executive
                 Retirement Plan between Mahoning National Bank
                              and Gregory L. Ridler

1997 Amendment
Supplemental Executive Retirement Plan
Page 1




                    THE MAHONING NATIONAL BANK OF YOUNGSTOWN

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 1997 Amendment

         WHEREAS, The Mahoning National Bank of Youngstown (the "Bank") has entered into an agreement (the "SERP Agreement") dated December 11, 1995 with Gregory L. Ridler (the "Executive"), and Article XV of the SERP Agreement permits amendments to the SERP Agreement only "with the mutual consent of the Executive and the Bank"; and

         WHEREAS, the Executive and the Bank desire to amend the SERP Agreement in the manner set forth below, and each acknowledges due and adequate consideration for the changes being approved.

         NOW, THEREFORE, the undersigned agree to amend the SERP Agreement as follows, effective immediately on execution hereof:

         1. Article VIII of the SERP Agreement shall be amended by adding the following sentence immediately at the end thereof:

                  Any payments required pursuant to this Article shall commence with the first day of the month following the date of the Executive's termination of employment, and shall in no event be less than a monthly benefit of Three Thousand Nine Hundred Forty Dollars ($3,940) for two hundred forty (240) months.

         2. Article XIV of the SERP Agreement shall be amended by adding the following paragraph immediately before its second paragraph (which begins with the words "Notwithstanding the foregoing, no Trust ..."):

                  In addition, a Change in Control shall result if any of the events described in subparagraphs 1, 2, and 3 hereof occurs with respect to the Bank, provided that the Company's ownership of the Bank shall not result in a Change in Control.

         3. Article XIV of the SERP Agreement shall be further amended through addition of the following sentence at the end of its last paragraph:

                  Any payments required pursuant to this Article shall commence with the first day of the month following the date of the Executive's termination of employment.

1997 Amendment
Supplemental Executive Retirement Plan
Page 2


         4. Article XIV of the SERP Agreement shall be further amended by adding the following paragraphs immediately after its last paragraph:

                  Notwithstanding any other provision of this Agreement that may be contrary or inconsistent herewith, not later than ten (10) business days after a Change in Control, the Bank shall (i) establish a grantor trust (the "Trust") that is designed in accordance with Revenue Procedure 92-64 and has a trustee (the "Trustee") independent of the Bank, the Company and any successor to their interest, (ii) deposit in the Trust an amount equal to the present value of all benefits that may become payable under this Agreement, and (iii) provide the Trustee with an irrevocable written direction both to hold all Trust assets and any investment return thereon in a segregated account for the benefit of the Executive, and to follow the procedures set forth in the next paragraph as to the payment of amounts from the Trust.

                  At any time after a Change in Control, the Executive may provide the Trustee with a written affidavit (the "Affidavit") in which the Executive attests that he has terminated employment with the Bank or any successor to its interest, and has become entitled to commence receiving monthly benefit payments (as provided by Paragraph VIII hereof). The Affidavit shall also specify the amount of each such monthly payment to be made from the Trust. On the first business day of the month following the Trustee's receipt of the Affidavit, the Trustee shall commence paying the Executive, in immediately available funds, the monthly benefit specified in the Affidavit, and shall send a copy of it to the bank via overnight and registered mail (return receipt requested). Upon the receipt of the Executive's written release of all claims under this Agreement, the Trustee shall pay to the bank any remaining assets in the Trust. The Bank shall pay any and all expenses associated with maintaining the Trust, and shall hold the Trustee harmless from any liability for making the payments required hereunder.

         5. Article XX of the SERP Agreement shall be amended by deleting the last sentence of its last paragraph, and replacing that sentence with the following:

                  In the event of any claim hereunder or any dispute between the Executive and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to enforce the terms of this Agreement or to defend against any action taken by the Bank, the Executive shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Executive shall obtain a final judgement in favor of the Executive in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten days of Executive's furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Executive.

1997 Amendment
Supplemental Executive Retirement Plan
Page 3

         6. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the SERP Agreement, other than as stated above.

         WHEREFORE, on this 14th day of May, 1997, the undersigned hereby execute this 1997 Amendment to the SERP Agreement.

                                        MAHONING NATIONAL BANK
                                          OF YOUNGSTOWN

Attest:

 /s/ Richard E. Davies                   By /s/ Daniel B. Roth
-----------------------------              ------------------------------
Richard E. Davies                           Daniel B. Roth
Its Secretary                               Its duly authorized Director

Witness:

 /s/ Sandra L. Douglas                    /s/ Gregory L. Ridler
-----------------------------            --------------------------------
Sandra L. Douglas                         Gregory L. Ridler

                     AGREED to, by the undersigned,  this 14th day of May, 1997.


                                    MAHONING NATIONAL BANCORP, INC.

                                    By /s/ Daniel B. Roth
                                      -----------------------------------
                                       Daniel B. Roth
                                       Its duly authorized Director

May 14, 1997
------------
Date                                Attest: /s/  Richard E. Davies
                                           ------------------------------
                                            Richard E. Davies
                                            Its Secretary